5






             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                      January 17, 1997


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)  (Zip Code)

     Registrant's telephone number, including area code:
(606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 5. Settlement of Lawsuit

     Community Trust Bancorp, Inc. reached a settlement on a lawsuit which had been pending with a former software vendor.

     See Exhibit 5.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.




January 24, 1997             By:  Richard M. Levy
                             Richard M. Levy
                             Executive Vice President
                             Chief Financial Officer

                      INDEX TO EXHIBITS


Exhibit                                             Sequentially Numbered Page

5         Community Trust Bancorp, Inc.                                  5
          Press Release dated January 17, 1997

Exhibit 5

FOR IMMEDIATE RELEASE
January 17, 1997

FOR ADDITIONAL INFORMATION PLEASE CONTACT RICHARD M. LEVY,
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER,
COMMUNITY TRUST BANK, N.A. AT (606) 437-3282.

Jean R. Hale, President and CEO of Community Trust Bank,
N.A., today announced a settlement of a dispute with a former software vendor which will increase first quarter
1997 earnings by $3.2 million, net of tax. The settlement will add $4.9 million to income pre-tax.

Community Trust Bancorp, Inc. with $1.8 billion in assets has offices located in Pikeville, Whitesburg, Ashland, Flemingsburg, Mt. Sterling, Middlesboro, Williamsburg, and
Versailles and affiliates in Campbellsville and West
Liberty.